Exhibit 99.1

Contact:
Investors	News Media
Maggie Flynn Morris	John Stevens
(617)369 8577	(617)867 1451
maggiemorris@digitasinc.com	jstevens@digitasinc.com

DIGITAS REPORTS SECOND QUARTER RESULTS

•    Fee revenue grows by 44% from Q2 2004

•    Net income climbs 57% from Q2 2004

Boston, July 21, 2005—Digitas Inc. (Nasdaq: DTAS) today reported results for the second quarter of 2005, in line with management’s previously announced expectations.

Second Quarter Results of Operations

Digitas reported fee revenue for the second quarter of 2005 of $87.6 million, compared with $60.6 million for the second quarter of 2004. Total revenue, including reimbursable pass-through expenses, was $134.3 million for the second quarter of 2005, compared to $96.3 million for the second quarter of 2004. The company reported net income of $11.9 million, or $0.12 per diluted share, for the second quarter of 2005, as compared to net income of $7.6 million, or $0.10 per diluted share, in the prior-year period. Adjusted cash earnings1 were $13.3 million, or $0.14 per share, for the second quarter of 2005, as compared to adjusted cash earnings of $8.2 million, or $0.11 per share, for the second quarter of 2004. The company’s cash balance, including short-term investments, at June 30, 2005, was $174.0 million, as compared to $177.5 million at December 31, 2004. The company also repurchased 1,472,000 shares of its common stock at an average price of $10.47 per share in the second quarter of 2005.

David W. Kenny, Chairman and Chief Executive Officer, Digitas Inc., said, “This quarter’s performance reflects strong execution against our growth strategy: specifically by increasing our value to clients, diversifying our client base, and developing and utilizing our people. We expect continued improvement in executing against our growth strategy in the back half of the year.”

Six Months Results of Operations

Digitas reported fee revenue for the six months ended June 30, 2005 of $167.8 million, compared with $120.7 million for the same period of 2004. Total revenue, including reimbursable pass-through expenses, was $272.1 million for the six months ended June 30, 2005 compared to $186.1 million for the same period of 2004. The company reported net income of $22.2 million, or $0.23 per diluted share, for the six months ended June 30, 2005, as compared to net income of $15 million, or $0.20 per diluted share, in the prior-year period. Adjusted cash earnings1 were $24.5 million, or $0.25 per share, for the six months ended June 30, 2005, as compared to adjusted cash earnings of $16.2 million, or $0.21 per share, for the same period of 2004.

Guidance

Digitas said it anticipates fee revenue of $83 million–$85 million for the third quarter of 2005. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.09–$0.11 in the third quarter of 2005. In addition, Digitas expects adjusted cash earnings2 of $0.10–$0.12 per share for the third quarter of 2005.

For the full year 2005, the company anticipates fee revenue of $334 million–$340 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.43-$0.46, and adjusted cash earnings2 per share of $0.48–$0.51.

Brian K. Roberts, Chief Financial Officer, Digitas Inc., said, “Investors continue to see the benefits of our growth strategy in the visibility from our marketing engine solution, the sustainability of an expanding client roster, and the margin expansion of improved utilization.”

Digitas will discuss its second quarter performance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site, at http://investor.digitas.com. The financial and statistical information presented during the conference call is available for review at http://investor.digitas.com under the FAQ section. Replays by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687 (U.S. and Canada) or (706) 645-9291 and request conference ID 7819210. Replays of the call will be available by webcast for an extended period of time at the company’s Web site, at http://investor.digitas.com.

About Digitas Inc.

Digitas Inc. (Nasdaq: DTAS) is among the world’s largest marketing services organizations and is the parent company of two of the industry’s most successful digital and direct marketing agencies: Modem Media and Digitas LLC. Digitas Inc. agencies offer strategic and marketing services that drive measurable acquisition, cross-sell, loyalty, affinity and customer care engines across digital and direct media for world-leading marketers. The Digitas Inc. family has long-term relationships with such clients as American Express, AOL, AT&T, Delta Air Lines, General Motors, IBM, Kraft Foods, Michelin and Unilever. Founded in 1980, Digitas Inc. and its two agencies: Modem Media, with offices in London, Norwalk, and San Francisco; and, Digitas LLC, with offices in Boston, Chicago, and New York, employ more than 1,500 professionals.

###

[1]	The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses (income), and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended		6 Months Ended
(in thousands, except per share data)	6/30/05	6/30/04	6/30/05	6/30/04
GAAP earnings	$11,886	$7,560	$22,243	$14,990
Amortization of intangible assets	700	177	1,400	353
Stock-based compensation	725	441	808	882
Total of adjustments	$1,425	$618	$2,208	$1,235
Adjusted cash earnings	$13,311	$8,178	$24,451	$16,225
Weighted average shares outstanding used in adjusted cash earnings per share calculation	97,801	76,214	97,465	76,175
Adjusted cash earnings per share	$0.14	$0.11	$0.25	$0.21

[2]	The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share. (In some instances, due to rounding, the individual adjustments may not directly add to the total of adjustments.)

	3 Months Ended 9/30/05		12 Months Ended 12/31/05
	Low End	High End	Low End	High End
GAAP earnings	$0.09	$0.11	$0.43	$0.46
Amortization of intangible assets	0.01	0.01	0.03	0.03
Stock-based compensation	0.01	0.01	0.02	0.02
Total of adjustments	$0.02	$0.02	$0.05	$0.05
Adjusted cash earnings	$0.10	$0.12	$0.48	$0.51

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share and statements regarding the company’s future business prospects and client spending patterns. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the third quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

DIGITAS INC.

STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Fee revenue	$87,566	$60,620	$167,845	$120,725
Pass-through revenue	46,772	35,650	104,273	65,385

Total revenue	134,338	96,270	272,118	186,110

Operating expenses:
Professional services costs	49,439	35,186	95,705	70,076
Pass-through expenses	46,772	35,650	104,273	65,385
Selling, general and administrative expenses	25,487	17,310	49,075	34,399
Stock-based compensation	725	441	808	882
Amortization of intangible assets	700	177	1,400	353

Total operating expenses	123,123	88,764	251,261	171,095

Income from operations	11,215	7,506	20,857	15,015

Other income (expense):
Interest income	1,062	243	2,200	383
Interest expense	(146)	(67)	(266)	(270)
Other miscellaneous income (expense), net	(1)	5	27	6

Income before provision for income taxes	12,130	7,687	22,818	15,134
Provision for income taxes	244	127	575	144

Net income	$11,886	$7,560	$22,243	$14,990

Net income per share
Basic	$0.13	$0.12	$0.25	$0.23
Diluted	$0.12	$0.10	$0.23	$0.20

Weighted-average common shares outstanding
Basic	89,433	64,995	88,870	64,455
Diluted	97,801	76,214	97,465	76,175

DIGITAS INC.

BALANCE SHEET

(dollars in thousands)

	(unaudited) June 30, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$143,720	$130,546
Short-term investments	30,305	46,999
Accounts receivable, net of allowance for doubtful accounts of $1,247 and $1,053 at June 30, 2005 and December 31, 2004, respectively	53,008	48,830
Accounts receivable, unbilled	27,206	9,772
Prepaid expenses and other current assets	5,078	8,052

Total current assets	259,317	244,199
Fixed assets, net	31,238	22,325
Goodwill, net	216,045	218,208
Other intangible assets, net	32,717	34,117
Other assets	5,305	5,328

Total assets	$544,622	$524,177

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$36,617	$14,028
Current portion of long-term debt	195	363
Billings in excess of cost and estimated earnings on uncompleted contracts	42,057	48,828
Accrued expenses	9,814	9,921
Accrued compensation	20,831	23,810
Accrued restructuring	5,103	14,707

Total current liabilities	114,617	111,657
Long-term debt, less current portion	184	219
Accrued restructuring, long-term	15,229	19,272
Deferred rent	10,392	1,943
Other long-term liabilities	6,819	7,403

Total liabilities	147,241	140,494

Shareholders’ equity:
Preferred shares, $0.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at June 30, 2005 and December 31, 2004	—	—
Common shares, $0.01 par value per share, 175,000,000 shares authorized; 89,271,199 and 86,710,197 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	892	867
Additional paid-in capital	530,573	533,095
Accumulated deficit	(127,617)	(149,861)
Cumulative foreign currency translation adjustment	(231)	208
Deferred compensation	(6,236)	(626)

Total shareholders’ equity	397,381	383,683

Total liabilities and shareholders’ equity	$544,622	$524,177

###